Exhibit 4.1
SPECIMEN UNIT CERTIFICATE

NUMBER		UNITS

U -

SEE REVERSE FOR CERTAIN DEFINITIONS	INTER-ATLANTIC FINANCIAL, INC.

CUSIP
UNITS CONSISTING OF ONE SHARE AND ONE WARRANT EACH TO PURCHASE ONE SHARE

THIS CERTIFIES THAT

is the owner of	Units.

     Each Unit (“Unit”) consists of one (1) share of common stock, par value US$.0001 per share (“Share”), of Inter-Atlantic Financial, Inc., a corporation incorporated under the laws of Delaware (the “Corporation”), and one warrant ( “Warrant”). Each Warrant entitles the holder to purchase one (1) Share for US$6.00 per share (subject to adjustment). The Shares and Warrants comprising the Units represented by this certificate are not transferable separately prior to                     , 2007 [90 days from date of prospectus], subject to earlier separation in the discretion of Morgan Joseph & Co. Inc. The terms of the Warrants are governed by a Warrant Agreement, dated as of                     , 2007, between the Company and American Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 59 Maiden Lane, Plaza Level, New York, New York 10038, and are available to any Warrant holder on written request and without cost.
This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar of the Corporation.
Neither this certificate nor any of the Unit(s) evidenced hereby itself entitles the registered holder to any of the rights of a shareholder of the Corporation.
Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.
Dated: [                    ]
By

Chief Executive Officer	Secretary

Transfer Agent

Inter-Atlantic Financial, Inc.
     The Corporation will furnish without charge to each shareholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights.
     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM —	as tenants in common	UNIF GIFT MIN ACT —			Custodian

TEN ENT —	as tenants by the entireties			(Cust)		(Minor)
JT TEN —	as joint tenants with right of survivorship		under Uniform Gifts to Minors
	and not as tenants in common		Act

(State)
Additional Abbreviations may also be used though not in the above list.
     For value received,                                          hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units
represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney
to transfer the said Units on the books of the within named Corporation will full power of substitution in the premises.
Dated

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE